Exhibit 20.2
Page 1 of 4

Navistar Financial 1994-A Owner Trust
For the Month of July 1996
Distribution Date of August 15, 1996

Original Pool Amount                  $280,021,471.35

Beginning Pool Balance                 $86,595,820.75
Beginning Pool Factor                       0.3092471

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,905,214.90
  Interest Collected                      $562,358.07

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries       $2,467,479.20
Total Additional Deposits               $2,467,479.20

Repos/Chargeoffs                        $2,363,777.27
Aggregate Number of Notes Charged Off              34

Total Available Funds                   $9,014,859.67

Ending Pool Balance                    $78,247,021.08
Ending Pool Factor                          0.2794322

Servicing Fee                             $ 72,163.18

Repayment of Servicer Advances            $920,192.50

Reserve Account:
  Beginning Balance                     $5,653,884.90
  Target Percentage                              6.50%
  Target Balance                        $5,600,429.43
  Minimum Balance                       $5,600,429.43
  (Release)/Deposit                       $(53,455.47)
  Ending Balance                        $5,600,429.43

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             733,864.07      621
    31-60 days                             130,339.33      115
    60+ days                                60,846.61       39

    Total                                  925,050.01      632

  Balances:
    60+ days                               613,106.81       39

Memo Item - Reserve Account

  Prior Month                           $5,628,728.35
  + Invest. Income                          25,156.55
  - Withdrawal                                   0.00
    Beginning Balance                   $5,653,884.90

Exhibit 20.2
Page 2 of 4

Navistar Financial 1994-A Owner Trust
For the Month of July 1996

                                                                NOTES
                                                      CLASS A-1
                                     TOTAL          (MONEY MARKET)   CLASS A-2        CERTIFICATES
Original
 Pool Amount Dist.:             $280,021,471.35   $89,606,000.00  $180,614,000.00    $9,801,471.35
 Distribution Percentages                                100.00%           95.50%            4.50%
 Turbo Percentages                                       100.00%            0.00%            0.00%
 Coupon                                                   4.531%           5.930%           6.260%

Beginning Pool Balance           $86,595,820.75
Ending Pool Balance              $78,247,021.08
Collected Principal               $5,985,022.40
Collected Interest                  $562,358.07
Charge-Offs                       $2,363,777.27
Liquidation Proceeds/Recoveries   $2,467,479.20
Servicing                            $72,163.18
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $8,942,696.49

Beginning Balance                $80,780,545.02            $0.00   $75,912,645.35    $4,867,899.67

Interest Due                        $400,529.20            $0.00      $375,134.99       $25,394.21
Interest Paid                       $400,529.20            $0.00      $375,134.99       $25,394.21
Principal Due                     $8,348,799.67            $0.00    $7,973,103.68      $375,695.99
Principal Paid                    $8,348,799.67            $0.00    $7,973,103.68      $375,695.99
Turbo Principal                           $0.00            $0.00            $0.00            $0.00

Ending Balance                   $72,431,745.35            $0.00  $ 67,939,541.67    $4,492,203.68
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                               0.3761587788     0.4583193196

Total Distributions               $8,749,328.87            $0.00    $8,348,238.67      $401,090.20

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00

Excess Servicing                    $193,367.62

Beginning Reserve Account Balance $5,653,884.90
(Release)/Draw                      $(53,455.47)
Ending Reserve Account Balance    $5,600,429.43

Exhibit 20.2
Page 3 of 4

Navistar Financial 1994-A Owner Trust
For the Month of July 1996
                          This page has been computed as is customarily done. See page 4 of 4 for adjustment computations.
Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger

                                  5              4                3                 2               1
                               Mar 1996       Apr 1996         May 1996         June 1996       July 1996
Beg. Pool Balance        $108,497,493.50  $102,479,034.37   $97,164,157.07   $92,214,102.72   $86,595,820.75

A) Loss Trigger:
Principal of Contracts
  Charged off                $237,084.91      $112,132.50        $3,270.37        $4,805.99    $2,363,777.27
Recoveries                    $55,848.62      $147,708.16       $70,313.69       $93,529.58    $2,467,479.20

Total Charged off
  (Months 5,4,3)             $352,487.78
Total Recoveries
  (Months 3,2,1)            2,631,322.47
Net Loss/(Recoveries)
  for 3 Mos.              ($2,278,834.69)(a)

Total Balance
  (Months 5,4,3)         $308,140,684.94(b)

Loss Ratio [(a/b)(12)]          -8.8745%

Trigger:
  Is Ratio> 1.5%                    No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                                   $381,573.17    $2,933,690.48      $613,106.81
  As % of Beginning
    Pool Balance                                                  0.39271%         3.18139%         0.70801%
  Three Month Average                                             0.41729%         1.40862%         1.42737%

Trigger:
  Is Average> 2.0%                  No

Exhibit 20.2
Page 4 of 4

Navistar Financial 1994-A Owner Trust
For the Month of July 1996

     SPECIAL REPORT  The  recent  bankruptcy of one large  obligor  has created a distortion in the loss statistics as customarily reported (see page 3 of 4). The loss trigger formula is based on the assumption that recoveries follow losses by approximately 60 days. The distortion appears since, in this case, repossessions and recoveries occurred in the same month. Presented below are loss statistics restated to show pool loss activity without the impact of this obligor. These statistics more fairly portray the overall performance of this pool.


                                  5              4                 3                 2                1
                               Mar 1996       Apr 1996          May 1996         June 1996        July 1996

Beg. Pool Balance        $106,172,232.51*  $100,153,773.38*  $94,838,896.08*  $89,888,841.73*  $84,270,559.76*

Loss Trigger (*computed without bankrupt obligor):
Principal of Contracts
  Charged off                $237,084.91       $112,132.50        $3,270.37        $4,805.99       $38,516.28*
Recoveries                    $55,848.62       $147,708.16       $70,313.69       $93,529.58       $64,886.85*

Total Charged off
  (Months 5,4,3)             $352,487.78
Total Recoveries
  (Months 3,2,1)              228,730.12*
Net Loss/(Recoveries)
  for 3 Mos.                 $123,757.66*(a)

Total Balance
  (Months 5,4,3)         $301,164,901.97*(b)

Loss Ratio Annualized [(a/b)(12)]0.4931%* [restated]           VS.                         -8.8745% [Entire Pool
(see page 3)]

Trigger:
  Is Ratio> 1.5%                   No*                            No


**This special report began in February 1996. At that point a substantial number of vehicles were repossessed from a large, bankrupt obligor. In
  July 1996, Navistar Financial repossessed all remaining vehicles from this obligor. The July activity is now creating the same type of distortion
  (described above) caused by the February activity. Therefore, the above additional information will be provided monthly as long as the effect of this event continues to exist, which will be the December 1996 Settlement
  Statement.**

  Navistar Financial Corporation


by:  /s/ R. W. CAIN
         R. W. CAIN
         Vice President and Treasurer